Series A Preferred share Exchange for New Series B Preferred February 2022 Exhibit 99.2

Forward-Looking Statements Statements contained in this presentation that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends,” “estimates,” “should,” “may,” "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of Regional Health Properties, Inc., and its predecessor, AdCare Health Systems, Inc., which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by Regional Health Properties, Inc. with the Securities and Exchange Commission (“SEC”), including the factors discussed under the heading “Risk Factors” in its Registration Statement on Form S-4, Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Reports on Form 10-Q and other filings with the SEC. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, Regional Health Properties, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this presentation. 2 NYSE AMERICAN: RHE

No Offer or Solicitation This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Additional Information about the Exchange Offer and Where to Find It In connection with the proposed transaction, RHE filed with the SEC a registration statement on Form S-4 on June 1, 2021 (as amended on July 2, 2021, February 11, 2022 and February 22, 2022), that includes a proxy statement and that also constitutes a prospectus. The registration statement was declared effective by the SEC on February 25, 2022 at 9:00a.m., Eastern Time. RHE filed the definitive proxy statement/prospectus in connection with the proposed transaction with the SEC. RHE commenced mailing the definitive proxy statement/prospectus to shareholders on or about February 28, 2022. RHE also filed with the SEC a joint statement on Schedule TO/13E-3 (the “Schedule TO/13E-3”) for the proposed transaction. RHE intends to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the definitive proxy statement/prospectus or registration statement or any other document that RHE may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE SCHEDULE TO/13E-3, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT RHE AND THE PROPOSED TRANSACTION. Investors and security holders are able to obtain free copies of the registration statement, the Schedule TO/13E-3 and the definitive proxy statement/prospectus and all other documents containing important information about RHE and the proposed transaction, once such documents are filed with the SEC, including the definitive proxy statement/prospectus, through the website maintained by the SEC at http://www.sec.gov. The proxy statement/prospectus included in the registration statement and additional copies of the proxy statement/prospectus will be available for free from RHE. Participants in the Solicitation RHE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of RHE, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in RHE’s proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on October 22, 2021, and RHE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022. Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from RHE using the sources indicated above. 3 If you have any questions about the proposed transaction, you should contact: Morrow Sodali LLC, as Proxy Solicitor and Information Agent 333 Ludlow Street 5th Floor, South Tower Stamford, Connecticut 06902 Individuals call toll-free: (800) 662-5200 Banks and brokers call collect: (203) 658-9400 E-mail: RHE@investor.morrowsodali.com

What is the Preferred Exchange About? Regional Health Properties is looking to exchange its Series A Preferred Shares for a new Series B Preferred. Improving market conditions may create opportunities to use common stock as currency to grow into the industry dislocation caused by COVID-19 pandemic. 4

Series a preferred Exchange Offer Overview 5 RHE is launching an offer to all holders of Series A Preferred shares to exchange into A new Series B Preferred at an exchange ratio of 1:1 2,811,535 shares to be issued (assuming 100% exchange) Senior to the Series A Preferred and Common Stock Initial liquidation preference of $10.00, increasing over time up to $25.00 Dividends begin accruing in April 2026 at 12.5% per annum Scheduled redemption milestones each year from 2022-2025 Rights to elect directors to RHE board upon certain defaults, including if redemption milestones are not achieved Penalty dividend payable in Common Stock if one million Series B Preferred shares are not redeemed within 18 months of issuance Optional redemption by RHE at applicable liquidation preference plus accumulated and unpaid dividends RHE will apply to list Series B Preferred on NYSE American

Series A Preferred Shares are an Obstacle to Increasing Shareholder Value 6 OPERATIONS FINANCING STRATEGY CAN’T pursue transactions… Effectively prohibits M&A transactions for growth Effectively prohibits sale of the company CAN’T raise equity… Severely limits access to capital markets CAN’T cover distributions.. Current operations don’t cover Series A preferred dividend Prohibited from making distributions to common holders Series A Preferred shares are an impediment to increasing shareholder value for ALL shareholders

An EXCHANGE IS AN EFFICENT SOLUTION The proposed exchange is the most efficient, cost-efficient way to improve the company’s capital structure which should benefit all stakeholders. Much less expensive Avoids the risks of value destruction Less distraction to management Faster process 7 The Exchange Offer Benefits All Stakeholders

Compelling Value Proposition of Exchange 8 The Exchange Offer Benefits the Company, its Common Holders and Preferred Holders Benefits for Preferred Holders Benefits for Company & Common Holders Series B becomes senior in capital structure Contains systematic redemption schedule Increasing liquidation preference over time Increases probability the preferred class gets redeemed Director nomination rights Simplifies and improves capital structure Removes overhang to the value of the common, benefiting all shareholders Increases financial flexibility Reduces cost of capital Eliminates accrual of dividends New currency in which to transact Noncash deal, preserves cash to invest in value enhancing transactions

PATH TO CREATE EQUITY VALUE 9 $10.00 Liquidation Preference Value Created For Preferred Holders RHE Series A Preferred Historical Prices 1 2 3

Exchange May Create PATH TO common EQUITY VALUE 10 1. Assumes 100% of Series A holders exchange into Series B 2. Owned portfolio value estimated using price per bed metric, $79,681 per bed applied to 1,255 owned beds in 10 Skilled Nursing Facilities and 2 Assisted Living Facilities 3. Outstanding debt balance as of December 31, 2021 from the 10-K 4. Total liquidation preference of Series A Preferred including accrued but unpaid dividends 5. Assuming all properties are sold at a value of $79K a bed with zero transaction costs and total proceeds are used to pay off facility debt 6. $25.00 per share plus $38.0 million in accumulated and unpaid dividends as of December 31, 2021. 7. Assumes 2,811,535 shares outstanding 8. For Illustrative purposes only, assumes 1,788,339 common shares outstanding as of February 28, 2022 Common Holders May Benefit From the Preferred’s Reduced Liquidation Preference

shareholder approval required 11 The Exchange Offer will, among other things, be conditioned on: Both Preferred & Common Shareholders Need to Vote in Favor of the Exchange Two-thirds of outstanding Series A Preferred shares approve certain Charter amendments affecting the rights of the Series A Preferred If the Charter amendments are adopted, approximately $38.0 million in accumulated and unpaid dividends on the Series A Preferred Stock (through February 15, 2022) will be eliminated and not paid, no further dividends on the Series A Preferred Stock will accumulate, and the stated liquidation preference per share of the Series A Preferred Stock will be reduced from $25.00 to $5.00 Two-thirds of outstanding Series A Preferred shares approve increasing the authorized shares and creating the Series B Preferred Majority of outstanding Common shares approve the Charter amendments and increasing the authorized shares

Transaction timeline 12

Corporate overview

INVESTOR HIGHLIGHTS Core portfolio that can grow in a space that is dislocated Long-term, triple-net leases that generate recurring rental payments Real estate value provides a floor on valuation 14 Portfolio of Properties Assets trading below construction costs Large owners reducing exposure due to affects from COVID Favorable demographic trends Compelling Market Trends Diversify portfolio outside of skilled nursing assets with other income generating senior housing properties Simplify & improve capital structure Continue to reduce cost of debt opportunistically Assets and Strategy to Unlock Incremental Value RHE is a Real Estate Holding Company Investing in Healthcare Real Estate ESTABLISHED OPPORTUNITY VALUE CREATION

Core Portfolio of Properties 15 24 Facilities in Five States Seven Independent Operators as of December 31, 2021 as of December 31, 2021 More than 2,500 beds

Broad Range of Offerings Along the Senior Housing Continuum of Care 16 Further diversifying our portfolio to include the lower end of the acuity spectrum would reduce reimbursement risk and lower the portfolio cap rate Senior Living 55+ Independent Living (IL) Assisted Living (AL) Memory Care (MC) Skilled Nursing (SNF) Current composition of RHE portfolio ATTRACTIVE OPPORTUNITIES TO DIVERSIFY

Market Trends: Attractive Conditions for Strategic Transactions 17 Developing Market Conditions Create Broad Opportunities in Long-term Care Top 10 property owners own a small fraction of Senior Housing assets Publicly traded REITs have been net sellers of Senior Housing assets Data Source: National Investment Center for Seniors Housing & Care (NIC) Shifting Corporate Strategy Divested over 200 properties, including 36 transferred back to the lender Portfolio Pruning Plans to pursue the sale, re-tenanting, or repurposing of up to 32 assets 107 Senior Housing properties Exiting smaller Senior Living communities and Skilled Nursing business Top 10 Owners 18 properties valued at $220M Transferred 18 senior housing facilities back to the lender to resolve a default

Macro Trends: Supply / Demand Imbalance in Senior Housing 18 Supply and Demand Trends Set Up Well for Investment in Senior Housing Construction vs. inventory of Senior Housing assets in Secondary Markets is at the lowest level since the Great Financial Crisis(GFC) of 2009 Target market of 85+ years old is growing 5X FASTER than overall population 1 Source: NIC 2 Source: U.S. Census Bureau, decennial censuses and vintage 2017 population projections (2020-2060) Senior Housing Starts vs Inventory1 U.S. Population by Age Group (millions), 1900 to 20602

Business and Financing Strategies Continue to work with operators to improve facility performance Streamline facility expense structure Increase rent coverage ratios 19 Improve Existing Portfolio Opportunity to diversify outside of skilled nursing and into senior housing Large REITs are net sellers of Senior Housing Assets COVID is creating forced sellers Seize Industry Opportunities Complete Preferred Exchange Improves financial flexibility Excess liquidity in capital markets… timing is attractive Simplify Capital Structure Pursing opportunities to leverage our platform and accelerate our business in ways that return value to ALL shareholders

Covid-19 Deaths Per reported Cases Are declining 20 1 Data Source: https://github.com/owid/covid-19-data/tree/master/public/data USA – New COVID Cases vs. Deaths1

Attractive Debt Maturity Profile 21 Solvency Risk has been Mitigated through Asset Sales, Debt Payoff/Amortization, Refinancings and Stabilization of Operating Portfolio 1 Before $1.4M of unamortized discounts and deferred financing costs Extremely low Liquidity Risk Backed by Performing Real Estate Assets Minimal Short-term Maturities Weighted Average Maturity >19 years Mostly Fixed Rate Debt Weighted Average Cost of Debt 4.60%

Senior Management Team Appointed CEO in March 2019; Interim CEO prior to that beginning in October 2017 Board Member since 2014 Managing Director of Zuma Capital Management, LLC MBA from UCLA Anderson 22 BRENT MORRISON, CFA Chief Executive Officer, President and Director Appointed CFO in September 2020 Previously served as Vice President of Finance and Assistant Treasurer for Cajun Operating Company, Inc. Also previously served as Chief Accounting Officer of Lavie Healthcare, operator of 125 skilled nursing and rehabilitation centers Certified Public Accountant BENJAMAIN A. WAITES, CPA Chief Financial Officer and Vice President

HEADQUARTERS Regional Health Properties 454 Satellite Blvd. NW, Suite 100 Suwanee, GA 30024 info@regionalhealthproperties.com (678) 869-5116 INVESTOR RELATIONS Hayden IR 15879 N. 80th Street, 2nd Floor Scottsdale, AZ 85260 Brett Maas brett@haydenir.com (646) 536-7331